Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of PLC Systems, Inc. pertaining to the 2005 Stock Incentive Plan of our report dated March 22, 2005, with respect to the consolidated financial statements and schedule of PLC Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 18, 2005